Exhibit 10.16

WARRANT AND REGISTRATION RIGHTS AGREEMENT

by and among

TOWERSTREAM CORPORATION,

AND

THE WARRANT HOLDERS SET FORTH

ON SCHEDULE A ATTACHED HERETO

Dated as of October 16, 2014

TABLE OF CONTENTS

i

SIGNATURES:

EXHIBIT A - Form of A-Warrant Certificate

EXHIBIT B - Form of B - Warrant Certificate

SCHEDULE - WARRANT HOLDERS AND WARRANT AMOUNTS

ii

WARRANT AND REGISTRATION RIGHTS AGREEMENT

WARRANT AND REGISTRATION RIGHTS AGREEMENT dated as of October 16, 2014 (the “Issuance Date”), by and among TOWERSTREAM CORPORATION, a Delaware corporation (the “Company”), and the Warrant Holders (defined below).

WITNESSETH:

WHEREAS, the Company is issuing and delivering (i) warrant certificate(s) in the form of Exhibit A hereto (the “A-Warrant Certificates”) evidencing A-Warrants to purchase up to 1,200,000 shares, subject to adjustment, of its Common Stock and (ii) warrant certificate(s) in the form of Exhibit B hereto (the “B-Warrant Certificates”) evidencing the B-Warrants to purchase up to 2,400,000 shares, subject to adjustment, of its Common Stock; in each case in connection with the execution and delivery of a loan agreement dated as of even date herewith, among the Company, certain Company subsidiary borrowers, Melody Business Finance, LLC, as administrative agent, and the lenders party thereto, pursuant to which such lenders will make a term loan to the Company in the amount of $35,000,000 (the “Loan Agreement”) in accordance with the terms of such Loan Agreement; and

WHEREAS, subject to certain adjustments and limitations provided herein, the Warrants are exercisable for shares of Common Stock of the Company.

 NOW, THEREFORE, in consideration of the foregoing, the Company, the Agent and the Warrant Holders each hereby agree as follows:

ARTICLE I

Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with, such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means a nominee designated as agent by a majority in interest (based on Warrants then outstanding) of all Warrant Holders.

“A-Warrant” means the A-Warrants issued by the Company from time to time pursuant to this Agreement under an A-Warrant Certificate.

“A-Warrant Certificate” has the meaning set forth in the recitals to this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York.

 “B-Warrant” means the B-Warrants issued by the Company from time to time pursuant to this Agreement under a B-Warrant Certificate.

“B-Warrant Certificate” has the meaning set forth in the recitals to this Agreement.

“Cashless Exercise” has the meaning set forth in Section 4.01(f).

“Certificate of Incorporation” means the Company’s Amended Certificate of Incorporation, as amended from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock or Common Stock Equivalents.

“Company” has the meaning set forth in the preamble to this Agreement, and its successors and assigns.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means (i) the Qualifying Employee, Consultant or Director Stock; (ii) the Underlying Stock; (iii) any shares of Common Stock or Common Stock Equivalents issued for non-cash consideration in connection with any merger, consolidation, acquisition or similar business combination but solely to the extent such securities are not issued significantly for the purpose of raising capital or to an entity who is engaged in the business of investing in securities, provided that if any such transaction involves an Affiliate of the Company, such transaction is made on an arms’-length basis and supported by a fairness opinion from an Independent Financial Expert; and (iv) any shares of Common Stock or Common Stock Equivalents issued for non-cash consideration in connection with any joint venture, licensing, development or sponsorship activities in the ordinary course of business but solely to the extent such securities are not issued significantly for the purpose of raising capital or to an entity who is engaged in the business of investing in securities, provided that if any such transaction involves an Affiliate of the Company, such transaction is made on an arms’-length basis and supported by a fairness opinion from an Independent Financial Expert.

“Ex-date” has the meaning set forth in Section 5.03(a).

“Exercise Date” has the meaning set forth in Section 3.02.

“Exercise Price” has the meaning set forth in Section 3.01.

“Expenses” means all expenses incurred by the Company and the Holders in effecting any registration pursuant to this Agreement, including all registration and filing fees, printing expenses, reasonable fees and disbursements of one counsel selected by the Agent to represent all holders of Registrable Securities included in such registration, Blue Sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and all underwriting discounts and selling commissions applicable to the sale of the applicable Registrable Securities.

“Expiration Date” means such date that is seven and one-half (7.5) years from the Issuance Date.

“Fair Market Value” means:

(i)     in the case of shares of stock where, at least four months prior to the issuance thereof, other shares of the same class had already been listed on the Principal Market (as defined in the Loan Agreement), the average of the daily volume-weighted average prices of such stock for the twenty (20) consecutive trading days immediately preceding the day as of which Fair Market Value is being determined;

(ii)      in the case of securities not covered by clause (i) above or other property, the fair market value of such securities or such other property as determined by an Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming, in the case of securities, such securities are fully distributed and, in the case of securities or other property, such items are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell, and taking into account all relevant factors; and

(iii)      in the case of cash, the amount thereof.

“Holders” means the Warrant Holders and any permitted assignee or transferee of the Warrant Holders and, unless otherwise provided or indicated herein, the holders of the Registrable Securities.

“including” means “including, without limitation”.

“Independent Financial Expert” means a nationally recognized investment banking firm mutually agreed by the Company and the Agent (on behalf of a majority in interest of Holders of then outstanding Warrants), which firm does not have a material financial interest in, or other material economic relationship with, either the Company or the Agent (on behalf of a majority in interest of Holders of then outstanding Warrants) or their respective Affiliates.  If the Company and the Agent (on behalf of a majority in interest of Holders of then outstanding Warrants) are unable to agree on an Independent Financial Expert, each of them shall promptly choose a separate Independent Financial Expert who shall promptly choose a third Independent Financial Expert who shall serve as the Independent Financial Expert hereunder; provided that such third Independent Financial Expert does not have a material financial interest in, or other material economic relationship with, either the Company or the Agent or their respective Affiliates.

“Issuance Date” has the meaning set forth in the preamble to this Agreement.

“Listed” has the meaning set forth in Section 4.01(d).

“Material Adverse Change” shall have the meaning ascribed to such term in the Loan Agreement.

“Maximum Number of Shares” means the number of shares of Common Stock (and other Registrable Securities) proposed to be included in a Registration Statement that can be sold in an underwritten offering without materially delaying or jeopardizing the success of the subject offering (including the offering price per share).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 4.02(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Qualifying Employee or Director or Consultant Stock” means (i) rights and options issued in the ordinary course of business under any Company-sponsored employee benefit plan or agreement, any Company-sponsored director compensation plan or agreement and any Common Stock issued after the date hereof upon exercise of such rights and options and (ii) restricted stock and restricted stock units issued after the date hereof in the ordinary course of business under any Company-sponsored employee benefit plan or agreement, any Company-sponsored director compensation plan or agreement and Common Stock issued after the date hereof in settlement of any such restricted stock units; in each case pursuant to a plan or arrangement approved by the disinterested members of the Board and the stockholders of the Company.

“Recapitalization Event” has the meaning set forth in Section 5.03(a).

“Register, registered, and registration” shall refer to a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration of or automatic effectiveness of such Registration Statement or (b) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-1 or S-3 (or successor registration statement form).

“Registrable Securities” means the Common Stock (as well as or other securities issuable under the Warrants at any time during the term of this Agreement).  Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by the Warrant Holders or they are sold to other Persons) until (i) they are sold pursuant to an effective Registration Statement under the Securities Act; (ii) they may be sold by their holder pursuant to Rule 144 without limitation thereunder on volume or manner of sale; or (iii) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist under the Securities Act.

“Registration Rights” means the rights of Holders set forth in Article IV to have shares of Registrable Securities registered under the Securities Act for sale under one or more effective Registration Statements.

“Registration Statement” means any registration statement filed by the Company under the Securities Act pursuant to the Registration Rights, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Reorganization Event” has the meaning set forth in Section 5.05.

“Required Registration Date” has the meaning set forth in Section 4.01(a).

“Required Registration Statement” has the meaning set forth in Section 4.01(a).

“Rule 144, Rule 144A and Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as such rules may be amended from time to time.

“Sale” has the meaning set forth in Section 3.06(a).

“Scheduled Black-Out Period” means the periods from and including 9 a.m. on the calendar day that is 5 days before the end of each calendar quarter to and including 9 a.m. on the third calendar day after the Company filed the required SEC reports for that applicable quarter.

“SEC” means the Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933, as amended.

“Underlying Stock” means the shares of Common Stock issuable or issued upon the exercise of the Warrants.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote in the election of directors.

“Warrant Certificates” means the A-Warrant Certificates and the B-Warrant Certificates.

“Warrant Holders” means the initial holders of Warrants set forth on Schedule A attached hereto.

“Warrants” means, collectively, the A-Warrants and the B-Warrants.

ARTICLE II

Original Issue of Warrants

SECTION 2.01.  Form of Warrant Certificates.  The Warrant Certificates shall be in registered form only and substantially in the forms attached hereto as Exhibits A and B (as applicable) and shall be dated the date on which signed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.05 or as may be required to comply with any applicable law or with any applicable rule or regulation pursuant thereto or with any applicable rule or regulation of any securities exchange on which the Warrants may be Listed.

SECTION 2.02.  Execution and Delivery of Warrant Certificates.  (a)   Simultaneously with the execution of this Agreement, (i) A-Warrant Certificates evidencing an aggregate of up to 1,200,000 A-Warrants entitling the holders thereof to collectively purchase an aggregate of up to 1,200,000 shares of Common Stock, subject to adjustment, shall be executed by the Company and delivered to the Warrant Holders and (ii) B-Warrant Certificates evidencing an aggregate of up to 2,400,000 B-Warrants entitling the holders thereof to collectively purchase an aggregate of up to 2,400,000 shares of Common Stock, subject to adjustment, shall be executed by the Company and delivered to the Warrant Holders; each in such amounts as set forth on Schedule A attached hereto.

(b)  From time to time, the Company shall sign and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any exchange permitted under this Agreement.  The Warrant Certificates shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer, Secretary or Executive Vice President, either manually or by facsimile signature printed thereon.  In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before issue and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

ARTICLE III

Exercise Price; Exercise of Warrants and Expiration of Warrants

SECTION 3.01.  Exercise Price.  Each Warrant Certificate shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase, except as provided in Section 3.04 hereof, one share of Common Stock for each Warrant represented thereby, at an exercise price per share of Common Stock as follows: (a) $0.01 in respect of the A-Warrants and (b) $1.26 in respect of the B-Warrants (in each case, such Warrant’s applicable exercise price, the “Exercise Price”), subject to all adjustments made on or prior to the date of exercise thereof as provided in this Agreement.

SECTION 3.02.  Exercise of Warrants.  The Warrants shall be exercisable in whole or in part from time to time on any Business Day beginning on the Issuance Date and ending on the Expiration Date in each case in the manner provided for herein (any such date on which the applicable Warrant shall be exercisable, an “Exercise Date”).

SECTION 3.03.  Expiration of Warrants.  Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Stock shall terminate at the close of business on the Expiration Date. Under no circumstances shall the Warrants be redeemed for cash.

SECTION 3.04.  Method of Exercise; Payment of Exercise Price.  (a)  In order to exercise a Warrant, the Holder thereof must (i) surrender the Warrant Certificate evidencing such Warrant to the Company, with the form on the reverse of or attached to the Warrant Certificate duly executed, and (ii) subject to Section 4.01(f), pay in full the Exercise Price then in effect for the shares of Underlying Stock as to which a Warrant Certificate is submitted for exercise in the manner provided in paragraph (b) of this Section 3.04.

(b)  Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be delivered to the Company.  Such payment shall be made in cash, by bank wire transfer in immediately available funds.

(c)  If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered to the Person or Persons as may be directed in writing by the Holder (subject to the terms hereof), and the Company shall register the new Warrant in the name of such Person or Persons.

(d)  Upon surrender of a Warrant Certificate in accordance with the foregoing provisions, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Stock or other securities or property (including cash) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder (subject to the terms hereof), and shall deliver such evidence of ownership and any other securities or property (including cash) to the Person or Persons entitled to receive the same, with any fraction of a share rounded up or down in accordance with Section 5.09.  Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Underlying Stock or other securities or property (including cash) to which it is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Agreement.  If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

SECTION 3.05.  Transferability of the Warrants.  At any time on or after the Issuance Date, the Warrants may be transferred by the Warrant Holders to any Person that is not a Warrant Holder.  Subject to Section 10.04, each Warrant Certificate shall bear the following legend:

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 16, 2014, BY AND AMONG TOWERSTREAM CORPORATION (THE “COMPANY”) AND THE WARRANT HOLDERS PARTY THERETO.  A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

SECTION 3.06.  Compliance with the Securities Act.  (a)  None of the Registrable Securities may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “Sale”), except in compliance with this Section 3.06, but subject to Section 9.04.

(b)  A Holder may sell its Registrable Securities to a transferee that is an “accredited investor” or “qualified institutional buyer”, as such terms are defined in Regulation D and Rule 144A, respectively, under the Securities Act, respectively; provided, however, that each of the following conditions is satisfied:

(i)      with respect to any “accredited investor” that is not an institution, such transferee provides certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;

(ii)      such transferee represents that it is acquiring the Registrable Securities for its own account and that it is not acquiring such Registrable Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(iii) such transferee agrees to be bound by the provisions of this Section 3.06 with respect to any sale of the Registrable Securities.

(c)          A Holder may sell its Registrable Securities in accordance with Regulation S under the Securities Act.

(d)         A Holder may sell its Registrable Securities if:

(i)      such Holder gives written notice to the Company of its intention to effect such Sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail;

(ii)      such notice includes a certification by the Holder to the effect that such proposed Sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

(iii)      such transferee complies with Sections 3.06(b)(ii) and 3.06(b)(iii).

(e)          Except for a Sale in accordance with Section 3.06(f), and subject to Section 10.04, all stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 16, 2014, BY AND AMONG TOWERSTREAM CORPORATION (THE “COMPANY”) AND THE WARRANT HOLDERS PARTY THERETO.  A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

(f)  Notwithstanding anything else to the contrary, a Holder may sell its Registrable Securities in a transaction that is registered under (or exempt from registration under) the Securities Act.

ARTICLE IV

Registration Rights and Procedures and Listing

SECTION 4.01.  Required Registration.  (a)  Subject to the provisions hereof, on or before the first anniversary of the date hereof (such anniversary, the “Required Registration Date”), the Company shall (i)  file a Registration Statement (which shall be a “shelf” Registration Statement under Rule 415 promulgated under the Securities Act registering for resale all Registrable Securities) (such Registration Statement, a “Required Registration Statement”) and (ii)  cause such Required Registration Statement to be declared effective by the SEC.  If permitted under the Securities Act, such Required Registration Statement shall be one that is automatically effective upon filing.

(b)  [Intentionally Left Blank.]

(c)  The Company may not include in the Required Registration Statement shares of Common Stock (or other securities) for sale for its own account or for the account of other security holders of the Company.

 (d) In addition to the rights set forth in Section 4.01(f), if the Required Registration Statement is not filed and declared effective (or the Underlying Stock is not listed (“Listed”) on the Company’s Principal Market) on or prior to the Required Registration Date, the Company shall pay to the Holders of the Warrants liquidated damages and not as a penalty, an aggregate amount of $5,000 per month until both (x) the Required Registration Statement has been filed and become effective and (y) the Underlying Stock is Listed on the Principal Market.

 (e)  Upon the date of effectiveness of the Required Registration Statement, the Company shall cause the Required Registration Statement to remain effective until such time as all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant to such Required Registration Statement.

(f) In the event that (i) the required Registration Statement is not effective with the SEC (or the Underlying Stock is not Listed on the Company’s Principal Market) as at the Required Registration Date or (ii) at any time after the Required Registration Date the required Registration Statement is not effective with the SEC (or the Underlying Stock is not then Listed for trading), then, until the Required Registration Statement becomes effective (and the Underlying Stock is Listed for trading), any Holder who desires to then exercise a Warrant may do so by surrendering a number of Warrants (or fractional portions thereof) having a value equal to the Exercise Price (a “Cashless Exercise”) if the then Fair Market Value of a share of Common Stock exceeds the Exercise Price. The value of Warrants so surrendered for exercise in a Cashless Exercise shall be equal to the Fair Market Value, at the time of such surrender, of that number of shares of Common Stock into which such Warrant is then exercisable with respect to such exercise, less the aggregate Exercise Price of such exercised Warrants.

(g) In addition to the rights set forth in Section 4.01(f), if the Required Registration Statement does not remain effective with the SEC and Listed on the Principal Market until such time as all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant to such Required Registration Statement, the Company shall pay to the Holders of the Warrants liquidated damages and not as a penalty, an aggregate of $5,000 per month until the Required Registration Statement is again effective.

(h) The maximum amount of liquidated damages paid as noted in Section 4.01(d) and Section 4.01(g) in aggregate shall not to exceed $50,000.

SECTION 4.02.  Piggyback Registration Rights.  (a)  If at any time the Company has registered or has determined to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of the Registrable Securities (a “Piggyback Registration”), the Company will give the Holders written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and, subject to Section 4.02(c), shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of one or more Holders received within 10 days after delivery of the Company’s notice.  If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company and the Holders that in their reasonable opinion the number of shares of Common Stock and other Registrable Securities proposed to be included in such registration exceeds the Maximum Number of Shares, the Company shall include in such registration:  (i) first, the number of shares of Common Stock that the Company proposes to sell; and (ii) second, the number of shares of Common Stock and other Registrable Securities requested to be included therein by holders of Common Stock and other Registrable Securities, including Holders who have provided notice in accordance with this Section 4.02(a), pro rata among all such holders on the basis of the number of shares of Common Stock and other Registrable Securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(b)  If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of shares of Common Stock other than the Holders, and the managing underwriters advise the Company that in their reasonable opinion the number of shares of Common Stock and other Registrable Securities proposed to be included in such registration exceeds the Maximum Number of Shares, then the Company shall include in such registration:  (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration; (ii) second, the number of shares of Common Stock and other Registrable Securities requested to be included therein by other holders of shares of Common Stock and other Registrable Securities, including the Holders (if the Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata among such holders on the basis of the number of shares of Common Stock and other Registrable Securities requested to be included therein by such holders or as such holders and the Company may otherwise agree; and (iii) third, the number of shares of Common Stock that the Company proposes to sell.

(c)  If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

(d)  The Company shall not grant to any Person the right to request the Company to register any Common Stock in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.02.

SECTION 4.03.  Expenses of Registration and Selling.  All Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Expenses (including, for the avoidance of doubt, any underwriting discount or commission applicable to the sale by a Holder) incurred in connection with the sale of any securities registered hereunder shall also be borne by the Company.

SECTION 4.04.  Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable, subject to the other provisions of this Article IV:

(a)  Prepare and file with the SEC a Registration Statement with respect to a proposed offering of Registrable Securities and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable.

(b)  Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the Prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

(c)  Furnish to the selling Holder or Holders and any underwriters such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of a Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(d)  Use commercially reasonable efforts to (i) register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holder or Holders or any managing underwriter(s), (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such selling Holder or Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or become subject to taxation in any such states or jurisdictions.

(e)  Notify the selling Holder or Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

(f)            Give written notice to the selling Holder or Holders:

(i)      when any Registration Statement filed pursuant to Section 4.01 or 4.02 or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)      of any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus included therein or for additional information;

(iii)      of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)      of the happening of any event that requires the Company to make changes in any effective Registration Statement or Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made) (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

(g)         Use commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement referred to in Section 4.04(f)(iii) at the earliest practicable time.

(h)  Upon the occurrence of any event contemplated by Section 4.04(f)(v), promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the selling Holder or Holders and any underwriters, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the selling Holder or Holders in accordance with Section 4.04(f)(v) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the selling Holder or Holders and any underwriters shall suspend use of such Prospectus and use commercially reasonable efforts to return to the Company all copies of such Prospectus (at the Company’s expense) other than permanently filed copies then in the possession of the selling Holder or Holders or the underwriter.

(i)  Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the selling Holder or Holders or any managing underwriter(s).

(j)  Enter into an underwriting agreement in form, scope and substance as is customarily entered into for similar underwritten offerings of equity securities by similar companies and take all such other actions reasonably requested by the selling Holder or Holders or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith (i) make such representations and warranties to the selling Holder or Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in similar underwritten offerings of equity securities by similar companies, and, if true, confirm the same if and when requested; (ii) use commercially reasonable efforts to furnish the underwriter(s) with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in the opinions requested in similar underwritten offerings of equity securities by similar companies; (iii) use commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings of equity securities by similar companies; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in similar underwritten offerings of equity securities by similar companies and consistent with the provisions of Section 4.07 hereof; and (v) deliver such documents and certificates as may be reasonably requested by the selling Holder or Holders, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(k)  Make available for inspection by a single representative of the selling Holder or Holders and the managing underwriter(s), if any, and their respective attorneys or accountants, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(l)  (i) Use commercially reasonable efforts to cause all shares of Common Stock covered by a Registration Statement to be Listed on the Principal Market on which the Common Stock is then Listed, and enter into such customary agreements, including a supplemental listing application and indemnification agreement in customary form; provided, however, that the applicable listing requirements are satisfied, and (ii) provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement.  The Company shall bear the cost of all reasonable expenses associated with any listing.  A copy of any opinion of counsel accompanying a listing application by the Company with respect to such Registrable Securities shall be furnished to the selling Holder or Holders.

(m)  Make reasonably available senior executives of the Company to participate in “road show” and other marketing presentations from time to time as reasonably requested by the managing underwriter(s).

SECTION 4.05.  Suspension of Sales.  During any Scheduled Black-Out Period and upon receipt of written notice from the Company that a Registration Statement, Prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that circumstances exist that make the use of such Registration Statement, Prospectus or prospectus supplement inadvisable, the selling Holder or Holders shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-Out Period or until the selling Holder or Holders have received copies of a supplemented or amended Prospectus or prospectus supplement, or until the selling Holder or Holders are advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed.  If so directed by the Company, the selling Holder or Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the selling Holder’s or Holders’ possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such suspension notice.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.

SECTION 4.06.  Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.04 that the selling Holder or Holders and the underwriter(s), if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

SECTION 4.07.  Indemnification.  (a)  In connection with each registration pursuant to Article IV, the Company agrees to indemnify and hold harmless each selling Holder, and each Person, if any, who controls any selling Holder within the meaning of Section 15 of the Securities Act, as follows:

(i)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld;

provided, however, that, with respect to any selling Holder, this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)       Each selling Holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and the other selling Holders, and each Person, if any, who controls the Company and any other selling Holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.07(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided that no such selling Holder shall be liable under this Section 4.07 for any amounts exceeding the product of the sales price per Registrable Security and the number of Registrable Securities being sold pursuant to such Registration Statement or Prospectus by such selling Holder.

(c)  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is prejudiced thereby.  If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it; provided, however, that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the reasonable fees and expenses of which shall be paid by such indemnified party, unless a conflict would arise if one counsel were to represent both the indemnified party and the indemnifying party, in which case the reasonable fees and expenses of counsel to the indemnified party shall be paid by the indemnifying party or parties.  In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of such indemnifying party, or for the reasonable fees and expenses of more than one counsel for (i) the Company, its officers, directors and controlling persons as a group, and (ii) the selling Holders and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if, in the reasonable judgment of an indemnified party, a conflict of interest may exist between such indemnified party and the Company or any other of such indemnified parties with respect to such claim, the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

SECTION 4.08.  Contribution.  (a)  If the indemnification provided for  in or pursuant to Section 4.07 is due in accordance with the terms hereof, but held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of the selling Holders be greater in amount than the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.07(a) had been available under the circumstances.

(b)  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 4.08(b), each director of the Company, each officer of the Company who signed a Registration Statement, and each Person, if any, who controls the Company or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling Holder, as the case may be.

SECTION 4.09.  Representations, Warranties and Indemnities to Survive.  The indemnity and contribution agreements contained in this Article IV and the representations and warranties of the Company referred to in Section 4.04(j) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement; (ii) any investigation made by or on behalf of the selling Holder or Holders, the Company or any underwriter or agent or controlling Person; or (iii) the consummation of the sale or successive resales of the Registered Securities.

SECTION 4.10.  Intentionally Left Blank.

SECTION 4.11.  Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Exchange Act, to use commercially reasonable efforts to:

(a)      make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)      file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)      so long as the Holders own any Registrable Securities, furnish to such Holders forthwith upon request:  (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration; provided, however, that the Company shall be deemed to have furnished any such document if it shall have timely made such document available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System, or a successor system.

ARTICLE V

Adjustments

SECTION 5.01.  Adjustments for Cash Dividends. In the event that the Company shall pay a cash dividend on the shares of its Common Stock, the Exercise Price for each Warrant shall be reduced by the cash dividend paid on each share of Common Stock (it being understood that such dividends are restricted by the Loan Agreement).

SECTION 5.02.  Adjustments Upon Certain Transactions.   The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of Common Stock or Common Stock Equivalents; (ii) subdivides its outstanding Common Stock; or (iii) combines its outstanding Common Stock into a smaller number of shares.  In such event, the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  In addition, upon an adjustment pursuant to this Section 5.02, the Exercise Price for each share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter.  Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

SECTION 5.03.  Dividends and Distributions.  (a)  If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock (other than one subject to Section 5.01 or Section 5.02), including in connection with a Recapitalization Event (it being understood that, if there is a distribution in connection with a Recapitalization Event and no record date is set therefor, the effective date of such Recapitalization Event shall be deemed to be the record date fixed by the Company for purposes of this Section 5.03), the Exercise Price immediately after the record date for such dividend or distribution shall be determined by multiplying (A) the Exercise Price in effect on such record date by (B) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date (the “Ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less the Fair Market Value of the items distributed in respect of each share of Common Stock in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the Ex-date.  As used in this Section 5.03, “Recapitalization Event” means any consolidation, merger or similar extraordinary transaction (other than any consolidation, merger or similar extraordinary transaction of the Company with an unaffiliated third party), or any recapitalization or reclassification of the Common Stock.  Upon any adjustment of the Exercise Price pursuant to this Section 5.03, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading date before the Ex-date, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading date before the Ex-date less the Fair Market Value of the items distributed in respect of each share of Common Stock in such dividend or distribution.

(b)  In the case of a Recapitalization Event in which outstanding shares of Common Stock are converted either solely or partially into shares of common stock of another company, each Warrant shall also become a Warrant to purchase a number of shares of common stock of the other company for an Exercise Price per share calculated by (i) first, applying the rules in Sections 5.01 or 5.02, as applicable, and Section 5.03(a) to determine an initially adjusted Exercise Price per share and number of shares of Common Stock purchasable upon the exercise of each Warrant, (ii) second, multiplying the initially adjusted number of shares by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted number of shares of common stock of the other company purchasable upon exercise of each Warrant and (iii) third, dividing the initially adjusted Exercise Price per share of Common Stock by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted Exercise Price per share of common stock of the other company.  In any case where this Section 5.03(b) applies, the second sentence of Section 5.05 shall also apply to the Recapitalization Event as though it were a Reorganization Event.

(c)  Notwithstanding anything to the contrary contained herein, in the case of a Recapitalization Event, to the extent that one or more of the adjustments set forth in Section 5.01 or 5.02 would be applicable to such Recapitalization Event, the adjustments set forth in Sections 5.01, 5.02 and 5.03(a) shall be applied in the order in which the events described in such Sections occur; provided, however, that no adjustment pursuant to Section 5.01, 5.02 or 5.03(a), as applicable, shall be made for an event in connection with such Recapitalization Event for which an adjustment has already been made.

SECTION 5.04.  [Intentionally Left Blank.]

SECTION 5.05.  Consolidation, Merger or Sale.  If any consolidation, merger or similar extraordinary transaction of the Company with another Person (other than any subsidiary of the Company), or the sale of all or substantially all of its assets, other than in any such case a Recapitalization Event, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Common Stock shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of each Warrant shall thereafter have the right to purchase and receive on exercise of such Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the shares underlying the Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised such Warrant immediately before such transaction and been entitled to participate therein.  In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Agreement (including the provisions of Article IV and this Article V) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of Warrants.  The Company will not affect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume, by written instrument reasonably satisfactory in form and substance to the Agent, executed and mailed or delivered to each Holder of a Warrant at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of Warrants.  The Company shall notify the Holder of each Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Holder of each Warrant shall be provided the same notice given to the holders of Common Stock of the Company.

SECTION 5.06.  [Intentionally Left Blank.]

SECTION 5.07     Minimal Adjustments. No adjustment in the Exercise Price or the number of shares of Stock to be obtained upon exercise of a Warrant shall be made if such adjustment would result in a change in the number of shares of Common Stock issuable upon the exercise of a Warrant of less than one share (the "Adjustment Threshold Amount"). Any adjustment not made because the Adjustment Threshold Amount is not satisfied shall be carried forward and made, together with any subsequent adjustments, at such time as (a) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (b) a Warrant is exercised.

SECTION 5.08      Notice of Adjustment; Certificate as to Adjustments.

(a)     In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (ii) to distribute to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (iii) to effect the liquidation, dissolution or winding up of the Company or (iv) to effect any merger, consolidation, share exchange or sale or other disposition of all or substantially all of the assets of the Company, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such merger, consolidation, share exchange, sale, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be then reasonably available and reasonably necessary to indicate the effect of such action on the Common Stock and on the Exercise Price and number of shares of Underlying Stock after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 5 Business Days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 5 Business Days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(b)     Upon the occurrence of each adjustment or readjustment of the Exercise Price and the number of shares of Common Stock to be obtained upon exercise of a Warrant pursuant to this Article V, a Warrant shall, without any action on the part of the Holder thereof, be adjusted in accordance with this Article V, and the Company promptly (and in any event within 10 Business Days after the event requiring the adjustment) shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish promptly to the Holders a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. Such certificate shall be informational only and not binding on the Holder.

SECTION 5.09      Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Exercise Price and number of shares of Underlying Stock as provided above in this Article V:

(a)     The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its subsidiaries shall be deemed an issuance thereof for the purposes of this Article V.

(b)     In computing adjustments under this Article V, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

SECTION 5.10.  Affiliate Transactions.  In the event that the Company shall issue any shares of Common Stock (or Common Stock Equivalents) to, or repurchase any shares of Common Stock (or Common Stock Equivalents) from, any Affiliate, other than Excluded Securities, such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not an Affiliate.

ARTICLE VI

Warrant Transfer Books

SECTION 6.01.  Warrant Transfer Books.  Subject to Section 3.05:

(a)       The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and of any exchanges of Warrant Certificates as herein provided.

(b)       At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided.  Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

(c)       All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(d)       Every Warrant Certificate surrendered for registration of exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

(e)       No service charge shall be made to a Holder for any registration of transfer or exchange of any Warrant Certificates, and the Company shall pay any taxes or other governmental charges that may be imposed in connection with any registration of exchange of Warrant Certificates.

(f)       Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby.

ARTICLE VII

Warrant Holders

SECTION 7.01.  No Voting Rights.  Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, in its capacity as such, shall be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter (except, in the case of the “Agent” or a “Lender” under the Loan Agreement, to the extent provided for in the Loan Agreement).

SECTION 7.02.  Right of Action.  All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of Warrants, without the consent of the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.

SECTION 7.03.  Agent.  The Holders of the Warrants appoint Agent as their agent and authorize Agent to bind, and take all actions in connection with this Agreement on behalf of, the Holders which may be taken by the Agent as set forth in this Agreement.   The Company shall be entitled to rely on direction by Agent on behalf of any Holder for the powers granted to the Agent herein. The initial Agent shall be designated by written notice to the Company as soon as practicable after the date hereof.

ARTICLE VIII

Representations and Warranties

SECTION 8.01.  Representations and Warranties of the Company.  The Company hereby represents and warrants that, as of the Issuance Date:

(a)      Existence, Power and Ownership.  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)      Authorization.  It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

(c)      No Conflicts.  None of the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will:  (i) violate or conflict with any provision of its Certificate of Incorporation or By-laws; (ii) violate any law, regulation (including Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default or give rise to any right of acceleration under, (A) any Material Agreement or Substantial Agreement (each as defined in the Loan Agreement) or (B) any other agreement, instrument or contract the breach of which or default thereunder is reasonably likely to result in a Material Adverse Change to the Company; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties.

(d)      Consents.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person (or group of Persons) is required in connection with the execution, delivery or performance of this Agreement or the Warrants.

(e)      Enforceable Obligations.  This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery hereof by the Warrant Holders, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)      Capitalization.  As of the date hereof, the Company’s authorized capital stock consists of 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.  As of the Issuance Date, 66,650,752 shares of Common Stock are issued and outstanding (excluding treasury stock) and no shares of the Company’s Preferred Stock were issued and outstanding, and 4,666,314 stock options and other Common Stock Equivalents were issued and outstanding under the Company’s restricted stock and stock option plans all of which shares constitute Qualifying Employee, Consultant or Director Stock or outside of such plans.  There are no Voting Securities authorized or outstanding other than the Common Stock and there are no other classes of capital stock of the Company outstanding.  The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.  There are no preemptive rights or, except as set forth above and except for the Warrants, other outstanding rights (other than the Rights Make-Whole Rights as defined below in Section 10.13), options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.

(g)      Board Approvals.  The Board has granted all necessary approvals under the Company’s constituent documentation and the Delaware General Corporation Law with respect to the acquisition and exercise of the Warrants by the Warrant Holders, including for purposes of Section 203 of the Delaware General Corporation Law.

(h)      No Registration Requirement.  None of the Company, its subsidiaries or any of their respective Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or would be integrated with the issuance of the Warrants in a manner that would require the registration under the Securities Act of the Warrants or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Warrants or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.  Assuming the accuracy of the representations and warranties of the Holders in Section 8.02 hereof, it is not necessary in connection with the offer, sale and delivery of the Warrants to the Warrant Holders in the manner contemplated herein to register any of the Warrants under the Securities Act.

SECTION 8.02.  Representations and Warranties of the Holders.  Each Holder, severally and not jointly, hereby represents and warrants that:

(a)      Investment Intent.  Such Holder acknowledges that neither the issuance nor sale of the Warrants, nor the issuance of the shares of Common Stock issuable upon the exercise thereof, have been registered under the Securities Act or under any state securities laws.  Such Holder (i) is acquiring the Warrants and the shares of Common Stock issuable upon the exercise thereof pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the securities to any person in violation of the Securities Act or any other applicable securities laws and (ii) will not sell or otherwise dispose of any of the Warrants or the shares of Common Stock issuable upon the exercise thereof, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(b)      Accredited Investor Status.  (i) Such Holder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act whose knowledge and experience in financial and business matters are such that such Holder is capable of evaluating the merits and risks of its investment in the Warrants or the shares of Common Stock issuable upon the exercise thereof and (ii)(A) such Holder’s financial situation is such that it can afford to bear the economic risk of holding the Warrants or the shares of Common Stock issuable upon the exercise thereof for an indefinite period of time, (B) such Holder can afford to suffer complete loss of its investment in the Warrants or the shares of Common Stock issuable upon the exercise thereof, (C) the Company has made available to such Holder all documents and information that such Holder has requested relating to an investment in the Company and (D) such Holder has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to such Holder’s investment in the Warrants or the shares of Common Stock issuable upon the exercise thereof.

ARTICLE IX

Covenants

SECTION 9.01.  Reservation of Common Stock for Issuance on Exercise of Warrants.  The Company covenants that it will at all times reserve and keep available, free from preemptive rights and solely for the purpose of issue upon exercise of the Warrants as herein provided, out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder.  The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

SECTION 9.02.  Notice of Dividends.  At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Agent and the Holders of all the then outstanding Warrants of any such declaration not less than (a) 15 days prior to the related record date for payment of the dividend so declared or (b) if such record date is during a Scheduled Black-Out Period (or other black-out period applicable to the Company), 15 days prior to the commencement of such Scheduled Black-Out Period (or other black-out period applicable to the Company).

 SECTION 9.03.  Certain Other Events.  If any event occurs as to which the provisions of Article V are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Warrant Holders in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the disinterested members of the Board, to protect such purchase rights as aforesaid.

SECTION 9.04.  Transfers.  Subject to compliance with applicable Federal or state securities laws, the (a) Warrants and (b) Common Stock issuable upon exercise of the Warrants shall be freely transferable.

ARTICLE X

Miscellaneous

SECTION 10.01.  Tax Matters.  The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto.  The Company shall not pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and the Holder shall be responsible for any such tax or other charge.

SECTION 10.02.  Surrender of Certificates.  Any Warrant Certificate surrendered for exercise or purchase shall be promptly canceled by the Company and shall not be reissued by the Company.  The Company shall destroy such canceled Warrant Certificates.

SECTION 10.03.  Mutilated, Destroyed, Lost and Stolen Warrant Certificates.  (a)  If (i) any mutilated Warrant Certificate is surrendered to the Company or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be reasonably required by the Company to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

(b)       Upon the issuance of any new Warrant Certificate under this Section 10.03, the Company shall pay any taxes or other governmental charges that may be imposed in relation thereto and other expenses in connection therewith.

(c)       Every new Warrant Certificate executed and delivered pursuant to this Section 10.03 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

(d)       The provisions of this Section 10.03 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

SECTION 10.04.  Removal of Legends.  In the event (a) the shares of Underlying Stock are registered under the Securities Act or (b) the Company is presented with an opinion of counsel, obtained at Holder’s expense, reasonably satisfactory to the Company that transfers of shares of Underlying Stock do not require registration under the Securities Act, the Company shall direct its transfer agent, and the transfer agent shall, upon surrender by a Holder of its certificates evidencing such shares of Underlying Stock to the transfer agent, exchange such certificates for certificates without the legends referred to in Section 3.06(e).

 SECTION 10.05.  Notices.  Any notice, demand or delivery to the Company or the Agent authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Company or the Agent, as applicable, as follows:

If to the Company:

Towerstream Corporation

88 Silva Lane

Middletown, Rhode Island 02842

Attn: Joseph Hernon (CFO)

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn: Harvey J. Kesner, Esq.

If to the Agent:

To the address

furnished in writing

by Agent to the Company

With a copy to (which shall not constitute notice to Agent or any Holder):

Jaspan Schlesinger LLP

300 Garden City Plaza, 5th Floor

Garden City, New York 11530

Attention:  Robert Londin, Esq.

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

Any notice required to be given by the Company to the Holders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company.  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

SECTION 10.06.  Applicable Law; Jurisdiction.

(a)     Applicable Law. The validity of this Agreement and the construction, interpretation, and enforcement hereof, and the rights of the parties hereto and thereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but otherwise excluding and without regard for the conflicts of law principles thereof).

(b)     Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any United States Federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the extent permitted by law, in such Federal court. The Company waives, to the extent permitted under applicable law, any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceedings is brought in accordance with this Section 10.6(b). Nothing in this Agreement shall affect any right that the Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

SECTION 10.07.  Persons Benefiting.  This Agreement shall be binding upon and inure to the benefit of the Company and the Agent, and their successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants.  Except as otherwise expressly provided herein, nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

SECTION 10.08.  Counterparts.  This Agreement may be executed in any number of counterparts, including by means of facsimile and/or electronic mail transmission, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

SECTION 10.09.  Amendments.  Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated other than in a writing signed by each of the Company and the Agent.  For the avoidance of doubt, with the written consent of the Agent, the Company may from time to time (i) supplement or amend this Agreement to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder and (ii) modify the Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders hereunder.

SECTION 10.10.  Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 10.11.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

SECTION 10.12 Intentionally Left Blank.

SECTION 10.13 Rights Make-Whole Right. (a) The Company represents and warrants that: on November 8, 2010, the Board of the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each then outstanding share of the Company’s Common Stock. The dividend was paid to the Company’s stockholders of record as of the close of business on November 24, 2010 (the “Record Date”). Each Right was issued pursuant to, and is subject to the terms and conditions of, the Rights Agreement, dated November 9, 2010 (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. Each Right, when exercisable, entitles the registered holder thereof to purchase from the Company one one-hundredth (1/100th) of a share of Series A Preferred Stock, par value $0.001 per share of the Company (the “Preferred Stock”) at a Purchase Price of $18.00 per one-hundredth (1/100th) of a share of Preferred Stock (the “Purchase Price”), subject to certain adjustments. The Rights are currently represented by the certificate evidencing the outstanding shares of Common Stock and will not be exercisable, or transferable apart from the Common Stock, until after the “Distribution Date” which shall be the earlier to occur of: (i) the tenth business day after the first date or public announcement that any person, or group of affiliated or associated persons, has become the beneficial owner of 15% or more of the outstanding Common Stock of the Company (any such person or group, an “Acquiring Person”); or (ii) the tenth business day, or such later date as determined in the sole discretion of the Board of the Company, after the public announcement of a tender or exchange offer, the consummation of which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding Common Stock of the Company. The Rights provide that in the event that the Company is acquired in a merger or other business combination or 50% or more of the Company’s assets, cash flow or earning power are sold (each, a “Rights Trigger”), each holder of a Right shall thereafter have a right to purchase (any exercise of such right, a “Rights Exercise”) a number of shares of the acquiring company (“Acquired Company Shares”) equal to the Purchase Price of the Right divided by 50% of the then current market price per share of the acquiring company.

(b)Since the Common Stock underlying the Warrants was not outstanding on the Record Date, in the event of any Rights Trigger, without further action of any Holder, the Company shall promptly make each Holder (and holder of Underlying Common Stock acquired pursuant to the exercise of a Warrant) whole by paying such Holder/holder an amount (as reasonably determined in good faith by the Agent on behalf of the Holders/holders; such right to receive payment, the “Rights Make-Whole Right”) equal to the value which such Holder/holder would have possessed if (i) the Common Stock underlying the Warrants had been outstanding on the Record Date, (ii) such Holder/holder had received the dividend in connection with the Company’s Rights plan on the Distribution Date, and (iii) the Rights Exercise occurred and immediately thereafter the Holder/holder received the Fair Market Value of the aggregate Acquired Company Shares which would have been otherwise so acquirable by the Holder/holder; in each case, solely to the extent that the Rights become exercisable under such Rights plan (and/or the Rights Agreement) and the Rights are not redeemed by the Company. Unless notified by the Agent in writing to the contrary, notwithstanding anything else to the contrary, (x) the Rights Make-Whole Right shall constitute Registrable Securities, (y) shall be coupled with the Warrants and the Underlying Stock on a pro rata basis consistent with the foregoing without separate certification thereof, and (z) may not be separately transferred by the Holders.

SECTION 10.14 Severability. The provisions of this Agreement, the A-Warrants and the B-Warrants are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision of this Agreement, the A-Warrants or the B-Warrants. Notwithstanding anything to the contrary in Section 8.01(d), in the event that shareholder approval is required in connection with the issuance of the A-Warrants but not in connection with the issuance of the B-Warrants, the Company shall, to the extent legally permissible, issue the B-Warrants in accordance with the terms of this Agreement without obtaining prior shareholder approval for such issuance. This Section 10.14 is in addition to (and without prejudice to) the Holders’ entitlements in the event of a breach of Section 8.01(d) above.

SECTION 10.15 Certain Other Adjustments. The representations and warranties set forth in Section 8.01(f) are a material inducement to each Warrant Holder to enter into this Agreement, and to the extent the representations and warranties set forth in this Section 8.01(f) are inaccurate in any respect, the number of shares of Underlying Stock for which the Warrants are exercisable will be equitably adjusted upward (but not downward), if necessary, such that the number of shares of Common Stock for which the Warrants were exercisable, as of the Issuance Date shall be adjusted to the sum of (a) the number of shares of Common Stock for which the Warrants were exercisable on the date hereof PLUS (b) a number of shares of Common Stock equal to (i) ten percent (10.00%) of (x) the sum of the number of shares of Common Stock outstanding as of the Issuance Date (excluding any treasury shares) and the number of shares of Common Stock into which Common Stock Equivalents outstanding as of the Issuance Date were exercisable minus (y) 71,317,066. Any such adjustment shall be shared ratably one-third among the A-Warrant Holders and two-thirds among the B-Warrant Holders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

TOWERSTREAM CORPORATION

By:	/s/ Joseph Hernon
Joseph Hernon
Chief Financial Officer

MELODY CAPITAL PARTNERS
OFFSHORE CREDIT MINI-MASTER FUND, LP

By:	Melody GP Holdings, LLC
(its General Partner)

By:	/s/ Andres Scaminaci
Andres Scaminaci
Authorized Signatory

MELODY SPECIAL SITUATIONS OFFSHORE
CREDIT MINI-MASTER FUND, LP

By:	Melody GP Holdings, LLC
(its General Partner)

By:	/s/ Andres Scaminaci
Andres Scaminaci
Authorized Signatory

MELODY CAPITAL PARTNERS ONSHORE CREDIT
FUND, LP

By:	Melody GP Holdings, LLC
(its General Partner)

By:	/s/ Andres Scaminaci
Andres Scaminaci
Authorized Signatory

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC,
its general partner

By:	/s/ Constantine M. Dakolias
Constantine M. Dakolias
President

SCHEDULE A

INITIAL WARRANT HOLDERS AND WARRANT AMOUNTS

Holders	A Warrant	B Warrant
MELODY CAPITAL PARTNERS OFFSHORE CREDIT MINI-MASTER FUND, LP For Notices: C/O Melody Capital Partners, LP 717 Fifth Avenue, 12th Floor New York, NY 10022 Attn: Andres Scaminaci and Terri Lecamp	227,188 Warrant Shares	454,375 Warrant Shares
MELODY SPECIAL SITUATIONS OFFSHORECREDIT MINI-MASTER FUND, LP For Notices: C/O Melody Capital Partners, LP 717 Fifth Avenue, 12th Floor New York, NY 10022 Attn: Andres Scaminaci and Terri Lecamp	602,077 Warrant Shares	1,204,154 Warrant Shares
MELODY CAPITAL PARTNERS ONSHORE CREDIT FUND, LP For Notices: C/O Melody Capital Partners, LP 717 Fifth Avenue, 12th Floor New York, NY 10022 Attn: Andres Scaminaci and Terri Lecamp	224,708 Warrant Shares	449,416 Warrant Shares
DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP 1345 Avenue of the Americas 46th Floor New York, NY 10105 Attn: David Sharpe	146,027 Warrant Shares	292,055 Warrant Shares